SEC13F.LNS                   GAMCO INVESTORS, INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/00
                         RUN DATE: 04/03/00  3:25 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        1

FORM 13F INFORMATION TABLE ENTRY TOTAL:   1,224


FORM 13F INFORMATION TABLE VALUE TOTAL:   $17,947,790,000




LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

01	28-1887			GABELLI FUNDS, LLC